UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 11, 2013

Woodward, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-08408 (Commission File Number)	36-1984010 (IRS Employer Identification No.)

1000 E. Drake Road Fort Collins, Colorado (Address of Principal Executive Offices)		80525 (Zip Code)

Registrant’s telephone number, including area code: (970) 482-5811

Not Applicable

(Former name or former address, if changed since last report)

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2013, Woodward, Inc. (the “Company”) filed its proxy statement for its 2013 annual meeting of stockholders (the “2013 Annual Meeting”) with the Securities and Exchange Commission.  As disclosed in the proxy statement, Michael T. Yonker will retire from the board of directors of the Company (the “Board”) following the expiration of his current term as a director on January 22, 2014 (the date of the 2013 Annual Meeting).  Effective upon Mr. Yonker’s retirement, the Board will reduce the number of directors from ten to nine, and thereafter, the Company’s three classes of directors would be unequally apportioned among the nine remaining directors.  The Company’s certificate of incorporation requires that the directors in each of the three classes of directors be apportioned as nearly equally as possible.  Accordingly, the nominating and governance committee (the “Committee”) of the Board has proposed that Paul Donovan, who is presently a class I director, effectively move from class I to class III, which would result in three directors in each class.  The Committee has nominated Mr. Donovan for election as a class III director at the 2013 Annual Meeting.

On December 11, 2013, Paul Donovan, with the concurrence of the Committee, submitted a letter expressing his intention to resign from his class I directorship effective upon his election as a Class III director at the 2013 Annual Meeting.  If Mr. Donovan is not elected as a Class III director at the 2013 Annual Meeting, his resignation as a Class I director will not become effective and he will continue to serve as a Class I director.

signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Woodward, Inc.

Date: December 13, 2013

By:  /s/ A. Christopher Fawzy_____________________________________________________________________________________________________

Name:  A. Christopher Fawzy

Title:    Corporate Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer